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                                                                      Exhibit 99


                            AMENDMENT AGREEMENT NO. 4
                               TO CREDIT AGREEMENT


         THIS AMENDMENT AGREEMENT is made and entered into as of this 30th day of November, 1998, by and among WALTER INDUSTRIES, INC., a Delaware corporation (herein called the "Borrower"), NATIONSBANK NATIONAL ASSOCIATION (the "Agent"), as Agent for the lenders (the "Lenders") party to the Credit Agreement dated October 15, 1997, as amended by Amendment Agreement No. 1 dated November 20, 1997, Amendment No. 2 dated January 28, 1998 and Amendment No. 3 dated July 9, 1998 among such Lenders, Borrower and the Agent (the "Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Agent and the Lenders have entered into the Agreement pursuant to which the Lenders have agreed to make term loans and revolving loans to the Borrower in the aggregate principal amount of up to $800,000,000 as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that all Restricted Subsidiaries (other than inactive Subsidiaries) of the Borrower guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower has requested that the Agreement be amended and the Agent and the Lenders, subject to the terms and conditions hereof, are willing to make such amendment, as provided herein;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

         1. DEFINITIONS. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definition provided therefor in the Agreement.

         2. AMENDMENT. SECTION 10.1(A) of the agreement is amended, effective as of the date hereof, in its entirety, so that as amended it shall read as follows:

                  "(a) FIXED CHARGE COVERAGE. Cause, suffer or permit the Consolidated Fixed Charge Coverage Ratio as at November 30, 1998 and February 28, 1999 to be less than 1.00 to 1.00 and as at the end of each Four-Quarter Period thereafter to be less than 1.25 to 1.00."


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         3. SUBSIDIARY CONSENTS. Each Restricted Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendment to the Agreement and (ii) confirming its guarantee of payment of all the Obligations.

         4. CONDITIONS. This Amendment Agreement shall become effective upon the Borrower delivering to the Agent five (5) counterparts of this Amendment Agreement duly executed by the Borrower and consented to by each of the Restricted Subsidiaries.

         5. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         6. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                             BORROWER:

                                             WALTER INDUSTRIES, INC.
WITNESS:

 /S/ MARY C. SNOW                            By:   /S/ JOSEPH J. TROY
----------------------------------                 ---------------------
                                             Name:    Joseph J. Troy
 /S/ MARY E. THORN                           Title:   Vice President & Treasurer
----------------------------------

                                       3

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                                   GUARANTORS:

                                         AIMCOR ENTERPRISES INTERNATIONAL
                                           INCORPORATED
                                         AIMCOR (FAR EAST), INC.
                                         APPLIED INDUSTRIAL MATERIALS
                                           CORPORATION
                                         BEST INSURORS, INC.
                                         BEST INSURORS OF MISSISSIPPI, INC.
                                         COAST TO COAST ADVERTISING, INC.
                                         COMPUTER HOLDINGS CORPORATION
                                         DIXIE BUILDING SUPPLIES, INC.
                                         HAMER HOLDINGS CORPORATION
                                         HAMER PROPERTIES, INC.
                                         HOMES HOLDING CORPORATION
                                         JEFFERSON WARRIOR RAILROAD
                                           COMPANY, INC.
                                         JIM WALTER RESOURCES, INC.
                                         JW ALUMINUM COMPANY
                                         J.W. WALTER, INC.
                                         J.W.I. HOLDINGS CORPORATION
                                         LAND HOLDINGS CORPORATION
                                         RAILROAD HOLDINGS CORPORATION
                                         SLOSS INDUSTRIES CORPORATION
                                         SOUTHERN PRECISION CORPORATION
                                         UNITED LAND CORPORATION
                                         UNITED STATES PIPE AND FOUNDRY
                                            COMPANY, INC.
                                         VESTAL MANUFACTURING COMPANY
WITNESS:                                 WALTER HOME IMPROVEMENT, INC.
                                         WALTER LAND COMPANY
 /S/ MARY C. SNOW                        GANS TRANSPORT AGENCIES (USA), INC.
---------------------------
 /S/ MARY E. THORN                       By: /S/ DEAN M. FJELSTUL
---------------------------                  ---------------------------------
                                         Name:   Dean M. Fjelstul
                                         Title:     Vice President

                                         JIM WALTER COMPUTER SERVICES, INC.
                                         JIM WALTER HOMES, INC.
WITNESS:                                 NEATHERLIN HOMES, INC.

 /S/ MARY C. SNOW
---------------------------
 /S/ MARY E. THORN                                  By: /S/ FRANK A. HULT
---------------------------                             -----------------------
                                                     Name:   Frank A. Hult
                                                     Title:    Vice President


WITNESS:                                    JIM WALTER HOMES OF ASHEVILLE, INC.

 /S/ MARY C. SNOW
---------------------------
 /S/ MARY E. THORN                          By: /S/ RONALD K. ACHILLE
---------------------------                     --------------------------------
                                            Name:   Ronald K. Achille
                                            Title:    Vice President

                                       5

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                                            NATIONSBANK, NATIONAL ASSOCIATION,
                                            as Agent for the Lenders


                                            By:   /S/ ANDREW M. AIRHEART
                                                  -----------------------------
                                            Name: Andrew M. Airheart
                                            Title:   Senior Vice President


                                            NATIONSBANK, NATIONAL ASSOCIATION,
                                            as Lender


                                            By:   /S/ ANDREW M. AIRHEART
                                                  -----------------------------
                                            Name: Andrew M. Airheart
                                            Title:   Senior Vice President

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